EXHIBIT 99.1

BJ's Restaurants, Inc. Reports Fiscal Third Quarter Results

HUNTINGTON BEACH, Calif., Oct. 22, 2015 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (NASDAQ:BJRI) today reported financial results for its fiscal 2015 third quarter that ended on Tuesday, September 29, 2015.

Third Quarter 2015 Highlights Compared to Third Quarter 2014

  Total revenues increased 11.1% to $229.4 million
  Total restaurant operating weeks increased approximately 10%
  Comparable restaurant sales increased 2.3%
  Net income increased 90.7% to $12.4 million from $6.5 million (third quarter 2015 net income includes a $2.9 million pre-tax gain related to a lease termination)
  Diluted net income per share increased 108.7% to $0.48 from $0.23 (third quarter 2015 diluted net income per share includes an $0.08 gain related to a lease termination)
  2015 development plan for 16 new restaurants remains on target with six new restaurants opened during the third quarter, 13 opened in the first nine months of the year and three to open during the fourth quarter (of which one has already opened)

"BJ's strong third quarter financial results were driven by solid comparable restaurant sales gains and further success in optimizing our operating practices and efficiencies," commented Greg Trojan, President and CEO. "Our positive 2.3% increase in comparable restaurant sales represents our fifth consecutive quarter of positive comparable restaurant sales which, coupled with our productivity initiatives, resulted in another quarter of solid four-wall restaurant level operating margins of 19.7%, a 210 basis point year-over year improvement. Menu enhancements have been one of the key strategies driving our top line sales, and we remain focused on adding unique, craveable and differentiated items to our menu. During the third quarter we introduced a summer assortment of 'Loaded' burgers led by our top selling Hickory Brisket and Bacon Burger, our limited time Peanut Butter and Jelly Pizookie® and our Temple Of Stone IPA beer, in collaboration with the award-winning Stone Brewing Co., all with favorable guest feedback. More recently, we launched new fall appetizer flavors featuring our Dry Rub and Root Beer Glazed Wings, which are also being well received by our guests."

Trojan continued, "By focusing on fundamentals such as food quality and value, menu innovation and gold standard hospitality, we will continue to drive top line sales. Our sales focus and initiatives to aggressively manage our cost structure are delivering consistent earnings growth and, combined with our ongoing national restaurant expansion program, creating value for our shareholders. We remain committed to building the best brand and best company in casual dining, and our substantial progress against this goal has established a platform for continued near and long-term growth."

In the third quarter of fiscal 2015, BJ's opened six new restaurants in Huntsville, Alabama; Little Rock, Arkansas; Melbourne, Florida; Avon, Indiana; Murfreesboro, Tennessee and Newport News, Virginia. Earlier this month, during the fourth quarter, the Company opened another new restaurant in Canton, Ohio. "With the upcoming opening of our Akron, Ohio restaurant next week followed by our Longview, Texas restaurant in mid-November, we will achieve our goal of 16 new restaurants in fiscal 2015," added Trojan. "With only 169 restaurants in 22 states currently open and estimated national capacity for at least 425 BJ's restaurants, we are excited that the majority of our growth remains ahead of us. Our 2016 pipeline is in excellent shape and we currently anticipate the opening of 18 to 19 new restaurants. Looking forward, our development team is actively building our fiscal 2017 and 2018 new restaurant pipeline as we remain committed to double digit new restaurant openings which, combined with our sales momentum and operating and cost disciplines, are a proven successful path to earnings growth."

Share Repurchase Program Update

During the third fiscal quarter of 2015, the Company repurchased and retired approximately 0.4 million shares of its common stock for approximately $18.8 million. Since the Company's first share repurchase authorization was approved in April 2014, the Company has repurchased and retired approximately 4.2 million shares for approximately $165.3 million. The Company currently has approximately $34.7 million available under its authorized $200 million share repurchase program.

Lease Termination

Results for fiscal 2015 third quarter include a pre-tax gain of approximately $2.9 million, or approximately $0.08 per diluted net income per share, related to the anticipated closure of the Company's Century City, California restaurant. The BJ's Century City restaurant is located at The Westfield Century City Mall, which is being significantly reconfigured and renovated, necessitating the closure of the restaurant by the end of January 2016. As a result of the forced lease termination and the termination fee due from the landlord, the Company recorded a $2.9 million net gain during the third quarter of fiscal 2015.

Investor Conference Call and Webcast

BJ's Restaurants, Inc. will conduct a conference call on its third quarter 2015 earnings release today, October 22, 2015, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the "Investors" page of the Company's website located at http://www.bjsrestaurants.com and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

BJ's Restaurants, Inc. currently owns and operates 169 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. All restaurants feature BJ's critically acclaimed proprietary craft beers, which are produced at several of the Company's restaurant and brewery locations and independent third party craft brewers. The Company's restaurants are located in the 22 states of Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Mexico, New York, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Virginia and Washington. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 62 of our current 169 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and, BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ's Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Third Quarter Ended				Nine Months Ended
	September 29, 2015		September 30, 2014		September 29, 2015		September 30, 2014
Revenues	$229,412	100.0%	$206,450	100.0%	$686,494	100.0%	$631,652	100.0%
Costs and expenses:
Cost of sales	56,198	24.5	51,842	25.1	169,428	24.7	158,126	25.0
Labor and benefits	78,953	34.4	73,339	35.5	237,444	34.6	224,549	35.5
Occupancy and operating	48,960	21.3	44,875	21.7	143,227	20.9	136,705	21.6
General and administrative	13,620	5.9	12,832	6.2	40,698	5.9	39,209	6.2
Depreciation and amortization	15,093	6.6	13,981	6.8	44,008	6.4	41,255	6.5
Restaurant opening	2,298	1.0	1,264	0.6	5,702	0.8	3,743	0.6
Loss on disposal of assets and impairments	689	0.3	283	0.1	1,713	0.2	1,124	0.2
Gain on lease termination	(2,910)	(1.3)	--		(2,910)	(0.4)	--
Legal and other settlements	--	--	--				2,431	0.4
Total costs and expenses	212,901	92.8	198,416	96.1	639,310	93.1	607,142	96.1
Income from operations	16,511	7.2	8,034	3.9	47,184	6.9	24,510	3.9

Other (expense) income:
Interest (expense) income, net	(201)	(0.1)	(42)		(710)	(0.1)	(26)
Other income (expense), net	(257)	(0.1)	179	0.1	224	0.1	830	0.1
Total other (expense) income	(458)	(0.2)	137	0.1	(486)	(0.1)	804	0.1
Income before income taxes	16,053	7.0	8,171	4.0	46,698	6.8	25,314	4.0

Income tax expense	3,689	1.6	1,689	0.8	12,281	1.8	6,170	1.0

Net income	$12,364	5.4%	$6,482	3.1%	$34,417	5.0%	$19,144	3.0%

Net income per share:
Basic	$0.48		$0.23		$1.33		$0.68
Diluted	$0.48		$0.23		$1.30		$0.67

Weighted average number of shares outstanding:
Basic	25,493		27,743		25,926		28,174
Diluted	25,964		28,311		26,466		28,782

Percentages reflected above may not reconcile due to rounding.

BJ's Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	September 29, 2015 (unaudited)	December 30, 2014 (audited)
Cash, cash equivalents and marketable securities	$ 26,572	$ 30,683
Total assets	$ 664,166	$ 647,083
Total long-term debt, including current portion	$ 67,500	$ 58,000
Shareholders' equity	$ 333,619	$ 348,689

BJ's Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	September 29, 2015		September 30, 2014		September 29, 2015		September 30, 2014
Stock-based compensation (1)
Labor and benefits	$ 424	0.2%	$ 344	0.2%	$ 986	0.1%	$1,117	0.2%
General and administrative	988	0.4	780	0.4	2,954	0.4	2,436	0.4
Legal and other settlements	--	--	--	--	--	--	232	--
Total stock-based compensation	$1,412	0.6%	$1,124	0.6%	$3,940	0.5%	$3,785	0.6%

Operating Data
Comparable restaurant sales % change	2.3%		0.3%		2.0%		(1.5%)
Restaurants opened during period	6		3		13		8
Restaurants open at period-end	168		153		168		153
Restaurant operating weeks	2,165		1,961		6,285		5,817

(1) Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company's financial results for third quarter 2015 which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net income and (ii) non-GAAP adjusted diluted net income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the third quarter and nine months ended September 29, 2015, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share exclude a lease termination gain related to the upcoming closure of the Company's Century City restaurant as a result of the mall renovation. For the third quarter and nine months ended September 30, 2014, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share exclude professional fees incurred in connection with the shareholder settlement agreement announced on April 22, 2014.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Third Quarter Ended
	September 29, 2015			September 30, 2014
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$12,364	5.4%	$ 0.48	$6,482	3.1%	$0.23
Gain on lease termination	(2,910)	(1.3)	(0.11)	--	--	--
Tax effect – gain on lease termination (2)	765	0.3	0.03	--	--	--
Non-GAAP adjusted net income & diluted net income per share	$10,219	4.5%	$ 0.39	$6,482	3.1%	$0.23

	Nine Months Ended
	September 29, 2015			September 30, 2014
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$34,417	5.0%	$ 1.30	$19,144	3.0%	$0.67
Gain on lease termination	(2,910)	(0.4)	(0.11)	--	--	--
Shareholder settlement costs (1)	--	--	--	2,431	0.4	0.08
Tax effect – gain on lease termination (2)	765	0.1	0.03	--	--	--
Tax effect – shareholder settlement costs (2)	--	--	--	(593)	(0.1)	(0.02)
Non-GAAP adjusted net income & diluted net income per share	$32,272	4.7%	$ 1.22	$20,982	3.3%	$0.73

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1) Included in legal and other settlements.

(2) The tax effect is based on the Company's annual estimated effective tax rate of 26.3% and 24.4% for the third quarter and nine months ended September 29, 2015 and September 30, 2014, respectively.